As filed with the Securities and Exchange Commission on August 1, 2013

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DYNAVAX TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0728374
(State of Incorporation)	(I.R.S. Employer Identification Number)

2929 Seventh Street, Suite 100

Berkeley, CA 94710

(510) 848-5100

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Amended and Restated 2011 Equity Incentive Plan

(Full Title of the Plan)

Jennifer Lew

Vice President, Finance

Dynavax Technologies Corporation

2929 Seventh Street, Suite 100

Berkeley, CA 94710

(510) 848-5100

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Glen Y. Sato, Esq.

Cooley LLP

3175 Hanover St.

Palo Alto, CA 94306

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share under the Dynavax Technologies Corporation Amended and Restated 2011 Equity Incentive Plan (“Stock Plan”)	10,000,000	$1.330	$13,300,000	$1,814.12

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Amended and Restated 2011 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 for the 10,000,000 shares registered hereunder (based on the average of the high ($1.27) and low ($1.39) prices for the Registrant’s common stock reported by The NASDAQ Global Select Market on July 30, 2013).

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plan are exercised and/or vest.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 10,000,000 shares of the Registrant’s common stock reserved for issuance under the Registrant’s Amended and Restated 2011 Equity Incentive Plan, for which a Registration Statement of the Registrant on Form S-8 relating to such employee benefit plan is effective (File No. 333-171552) in accordance with General Instruction E to Form S-8.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-171552), filed with the Securities and Exchange Commission on January 5, 2011, are incorporated by reference herein, except as updated herein.

Item 1.	Plan Information.

Description of Common Stock.

Voting Rights. Each holder of common stock of the Registrant is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. The Registrant’s certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the Registrant’s board of directors out of legally available funds.

Liquidation. In the event of the Registrant’s liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Registrant’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Fully Paid and Nonassessable. All of the Registrant’s outstanding shares of common stock are, and the shares of common stock to be issued in this offering, if any, will be, fully paid and nonassessable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The information incorporated by reference herein is considered to be part of this registration statement, and later information filed with the Commission will update and supersede this information. The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 8, 2013, including information specifically incorporated by reference therein from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission in connection with the Registrant’s 2013 Annual Meeting of Stockholders;

(b)	The Registrant’s quarterly reports on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 9, 2013 and quarterly reports on form 10-Q for the quarter ended June 30, 2012, filed with the Commission on August 1, 2013;

(c)	The Registrant’s current reports on Form 8-K filed with the Commission on February 5, 2013, February 7, 2013, February 25, 2013, February 26, 2013, March 1, 2013, March 21, 2013, March 29, 2013, April 4, 2013, May 3, 2013, May 6, 2013, May 30, 2013, June 10, 2013, July 8, 2013 and July 11, 2013; and

(d)	The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (No. 000-50577), filed by the Registrant with the Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 6, 2004, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on this 1st day of August, 1 2013.

DYNAVAX TECHNOLOGIES CORPORATION

By:	/s/ Eddie Gray
Eddie Gray
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below does hereby constitute and appoint Eddie Gray and Jennifer Lew, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eddie Gray	Chief Executive Officer and Director	August 1, 2013
Eddie Gray	(Principal Executive Officer)

/s/ Jennifer Lew	Vice President, Finance	August 1, 2013
Jennifer Lew	(Principal Financial and Accounting Officer)

/s/ Arnold L. Oronsky		August 1, 2013
Arnold L. Oronsky, Ph.D.	Director

/s/ Francis R. Cano, Ph.D.		August 1, 2013
Francis R. Cano, Ph.D.	Director

/s/ Dennis A. Carson, M.D.		August 1, 2013
Dennis A. Carson, M.D.	Director

Signature	Title	Date

/s/ Dino Dina, M.D		August 1, 2013
Dino Dina, M.D.	Director

/s/ Denise M. Gilbert		August 1, 2013
Denise M. Gilbert, Ph.D.	Director

/s/ Daniel L. Kisner		August 1, 2013
Daniel L. Kisner, M.D.	Director

/s/ J. Tyler Martin		August 1, 2013
J. Tyler Martin, M.D.	Director

/s/ Peggy V. Phillips		August 1, 2013
Peggy V. Phillips	Director

/s/ Stanley A. Plotkin		August 1, 2013
Stanley A. Plotkin, M.D.	Director

/s/ Natale Ricciardi		August 1, 2013
Natale Ricciardi	Director

INDEX TO EXHIBITS

3.1(1)	Sixth Amended and Restated Certificate of Incorporation

3.2(2)	Amended and Restated Bylaws

3.3(3)	Form of Certificate of Designation of Series A Junior Participating Preferred Stock

3.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4

4.2(5)	Registration Rights Agreement

4.3(5)	Form of Warrant

4.4(6)	Form of Specimen Common Stock Certificate

4.5(3)	Rights Agreement dated as of November 5, 2008, by and between the Company and Mellon Investor Services LLC

4.6(3)	Form of Right Certificate

4.8(7)	Form of Amended Warrant

4.9(8)	Form of Warrant

4.10(9)	Registration Rights Agreement dated as of September 20, 2010, by and between the Company and Aspire Capital Fund, LLC

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (see Signature Page)

99.1	2011 Equity Incentive Plan

99.2(10)	Form of Restricted Stock Unit Award Notice and Agreement used in connection with the 2011 Equity Incentive Plan

99.3(10)	Form of Option Notice and Agreement used in connection with the 2011 Equity Incentive Plan

(1)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Amendment No. 4 to Registration Statement on Form S-1/A, as filed with the SEC on February 5, 2004 (Commission File No. 333-109965).
(2)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (Commission File No. 000-50577), as filed with the SEC on November 14, 2005.
(3)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Current Report on Form 8-K, as filed with the SEC on November 6, 2008.
(4)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Current Report on Form 8-K, as filed with the SEC on January 4, 2010.

(5)	Incorporated by reference to Dynavax Technologies Corporation’s Registration Statement (File No. 333-145836) on Form S-3 filed on August 31, 2007.
(6)	Incorporated by reference to Dynavax Technologies Corporation’s Registration Statement (File No. 333-109965) on Form S-1 filed on January 16, 2004.
(7)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 16, 2010.
(8)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Current Report on Form 8-K, as filed with the SEC on April 13, 2010.
(9)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Current Report on Form 8-K, as filed with the SEC on September 20, 2010.
(10)	Incorporated by reference to Dynavax Technologies Corporation’s Registration Statement (File No. 333-171552) on Form S-8 filed on January 5, 2011.